                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                          FOX & HOUND RESTAURANT GROUP
                                       AT
                              $15.50 NET PER SHARE
                                       BY
                             NPSP ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF
                              F&H ACQUISITION CORP.

                                                                 January 6, 2006

To Our Clients:

      Enclosed for your consideration are the Offer to Purchase dated January 6,
2006 and the related Letter of Transmittal (which,  together with any amendments or supplements thereto,  collectively constitute the "Offer") in connection with the offer by NPSP Acquisition Corp. (the  "Purchaser"),  a Delaware  corporation and a wholly  owned  subsidiary  of F&H  Acquisition  Corp.  (the  "Parent"),  a
Delaware  corporation,  to purchase  for cash all  outstanding  shares of common stock,  par value  $0.01 per share  (the  "Shares"),  of Fox & Hound  Restaurant
Group, a Delaware  corporation (the  "Company").  We are the holder of record of
Shares held for your account.  A tender of such Shares can be made only by us as the  holder  of  record  and  pursuant  to  your  instructions.  The  Letter  of
Transmittal is furnished to you for your  information only and cannot be used by you to tender Shares held by us for your account.

      We request  instructions as to whether you wish us to tender any or all of the  Shares  held by us for your  account,  upon the  terms and  subject  to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

      Your attention is directed to the following:

    1.  The tender price is $15.50 per Share, net to you in cash.

    2.  The Offer and withdrawal rights expire at 12:00 Midnight,  New York City time, on Monday,  February 6, 2006,  unless  extended (as extended,  the
        "Expiration Date").

    3.  The Offer is  conditioned  upon,  among  other  things,  (i) there being validly  tendered and not withdrawn  before the Expiration Date a number of shares,  which, together with the shares then owned by Parent and its subsidiaries  (including the Purchaser),  represents at least a majority of the total number of shares outstanding on a fully diluted basis, (ii)
        expiration or  termination  of the  applicable  waiting period under the
        Hart-Scott-Rodino   Antitrust   Improvements  Act  of  1976,  (iii)  the
        obtaining of all consents,  approvals or authorizations  required by all state, city or local liquor licensing boards,  agencies or other similar entities  and (iv) the Parent  being  satisfied  that Section 203 of the
        Delaware  General  Corporation  Law  is  inapplicable  to the  Offer  to
        Purchase and the potential merger thereafter.

    4.  Any  stock  transfer  taxes  applicable  to the  sale of  Shares  to the
        Purchaser pursuant to the Offer will be paid by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

      If you  wish to have  us  tender  any or all of  your  Shares,  please  so instruct  us by  completing,  executing,  detaching  and  returning  to  us  the instruction  form  below.  An  envelope  to return  your  instructions  to us is enclosed.  If you  authorize  tender of your  Shares,  all such  Shares  will be tendered unless otherwise specified on  the instruction form. Your  instructions should be  forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.

      The Offer is not being made to, nor will  tenders be  accepted  from or on behalf  of,  holders  of Shares in any  jurisdiction  in which the making of the
Offer or acceptance  thereof  would not be in  compliance  with the laws of such jurisdiction.

      Payment  for Shares  purchased  pursuant to the Offer will in all cases be made only after timely  receipt by American  Stock Transfer & Trust Company (the
"Depositary")  of (i)  certificates  representing  the Shares tendered or timely confirmation  of the  book-entry  transfer  of  such  Shares  into  the  account maintained by the  Depositary at The Depository  Trust Company (the  "Book-Entry
Transfer  Facility"),  pursuant to the  procedures set forth in Section 3 of the
Offer to  Purchase,  (ii) the Letter of  Transmittal  (or a facsimile  thereof), properly completed and duly executed,  with any required signature guarantees or an Agent's  Message (as defined in the Offer to Purchase),  in connection with a book-entry  delivery,  and (iii) any other  documents  required by the Letter of
Transmittal.  Accordingly, payment may not be made to all tendering stockholders at the same  time  depending  upon when  certificates  for or  confirmations  of book-entry  transfer  of  such  Shares  into  the  Depositary's  account  at the
Book-Entry Transfer Facility are actually received by the Depositary.

                                       2

                        INSTRUCTION FORM WITH RESPECT TO

                            OFFER TO PURCHASE FOR CASH

                      ALL OUTSTANDING SHARES OF COMMON STOCK

                                        OF

                           FOX & HOUND RESTAURANT GROUP
                                       BY
                             NPSP ACQUISITION CORP.

      The  undersigned  acknowledge(s)  receipt of your letter and the  enclosed
Offer to Purchase dated January 6, 2006, and the related Letter of  Transmittal, in  connection  with  the  offer  by NPSP  Acquisition  Corp.  to  purchase  all outstanding shares of common stock, par value $0.01 per share (the "Shares"), of
Fox & Hound Restaurant Group.

      This will instruct you to tender the number of Shares indicated below held by you for the  account of the  undersigned,  upon the terms and  subject to the conditions  set  forth in the  Offer  to  Purchase  and the  related  Letter  of
Transmittal.

Number of Shares to be Tendered:                          SIGN HERE

___________________________Shares*
                                             _______________________________
                                                        Signature(s)

Dated___________________________, 20__
                                             _______________________________
                                                           Name(s)

                                             _______________________________
                                                         Address(es)

                                             _______________________________
                                                                  (Zip Code)

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*  Unless otherwise  indicated,  it will be assumed that all Shares held for the undersigned's account are to be tendered.